Exhibit 5.1

April 19, 2023

Beneficient

325 N. Saint Paul Street, Suite 4850

Dallas, Texas 75201

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Nevada counsel to The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG”), in connection with the Registration Statement (as defined below) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, (i) the merger (the “Avalon Merger”) of Beneficient Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of BCG (“Merger Sub I”), with and into Avalon Acquisition, Inc., a Delaware corporation (“Avalon”), with Avalon surviving the Avalon Merger as a wholly owned subsidiary of BCG (the “Avalon Merger Surviving Company”), and (ii) the merger (the “LLC Merger”) of the Avalon Merger Surviving Company with and into Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of BCG (“Merger Sub II”), with Merger Sub II surviving the LLC Merger as a wholly-owned subsidiary of BCG, all pursuant to the Business Combination Agreement, dated September 21, 2022, by and among BCG, Avalon, Merger Sub I and Merger Sub II (as amended, the “Business Combination Agreement”). The Avalon Merger and the LLC Merger are collectively referred to herein as the “Mergers”.

Prior to the consummation of the Mergers, BCG will convert into a Nevada corporation pursuant to a statutory conversion and will change its name to “Beneficient” (the “Conversion”). To effectuate the Conversion, the Company will file the Nevada Articles of Conversion (as defined below) simultaneously with the Company Charter (as defined below) with the Secretary of State of the State of Nevada and the Delaware Certificate of Conversion (as defined below) with the Secretary of State of the State of Delaware. In this opinion letter, we refer to BCG following effectiveness of the Conversion as the “Company.”

At the effective time of the Avalon Merger (the “Avalon Merger Effective Time”), among other things:

(i) each share of Class A common stock, par value $0.0001 per share, of Avalon (“Avalon Class A Common Stock”) issued and outstanding immediately prior to the Avalon Merger Effective Time will be automatically converted into one share of Class A common stock, par value $0.001 per share, of the Company (“Company Class A Common Stock”);

(ii) each share of Class B common stock, par value $0.0001 per share, of Avalon (“Avalon Class B Common Stock”) issued and outstanding immediately prior to the Avalon Merger Effective Time will be automatically converted into one share of Company Class A Common Stock;

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(iii) holders of Avalon Class A Common Stock will also receive, for each share of Avalon Class A Common Stock that is not redeemed, one share of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (“Company Series A Preferred Stock”) that is convertible, at the option of the holder thereof, into one-fourth (1/4) of a share of Company Class A Common Stock on, and only on, the later of (i) 90 days after the Avalon Merger Effective Time and (ii) 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of Company Class A Common Stock and Company Series A Preferred Stock upon the exercise of the Company Warrants (as defined below) (the “Series A Preferred Stock Conversion Date”). Each holder of Company Series A Preferred Stock shall be deemed to have elected to convert such shares under such optional conversion right from Company Series A Preferred Stock into Company Class A Common Stock unless they have delivered written notice addressed to the Company two business days prior to the Series A Preferred Stock Conversion Date stating that they do not wish to elect to participate in such optional conversion; and

(iv) each warrant of Avalon issued and outstanding, entitling the holder thereof to purchase one share of Avalon Class A Common Stock at an exercise price of $11.50 per share (subject to adjustment) (collectively, the “Avalon Warrants”), will automatically convert into the right to purchase, at an exercise price of $11.50 per share (subject to adjustment), one share of Company Class A Common Stock and one share of Company Series A Preferred Stock (the converted Avalon Warrants, the “Company Warrants”) except that the holders of the Avalon Private Warrants (as defined in the Business Combination Agreement) shall not be entitled to receive Company Series A Preferred Stock unless such warrant is exercised after the Series A Preferred Stock Conversion Date.

In connection with the furnishing of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(a) The Registration Statement on Form S-4 (File No. 333-268741) (as amended or supplemented through the date hereof, the “Registration Statement”) relating to, among other things, the registration under the Act of (i) up to 26,030,250 shares of Company Class A Common Stock (the “Shares of Class A Common Stock”), (ii) up to 20,855,250 shares of Company Series A Convertible Preferred Stock (the “Shares of Series A Preferred Stock” and together with the Shares of Class A Common Stock, the “Shares”), (iii) up to 15,525,000 Company Warrants entitling the holders to purchase one share of Company Class A Common Stock and one share of Company Series A Preferred Stock (the “Warrant Shares”), and (iv) up to 23,625,000 Shares of Class A Common Stock and 23,625,000 Shares of Series A Preferred Stock comprising the Warrant Shares issuable upon exercise of the Warrants.

(b) a copy of the Business Combination Agreement;

(c) a form of Articles of Incorporation of the Company, to become effective upon the Conversion (the “Company Charter”);

(d) a form of Bylaws of the Company, to become effective upon the Conversion (the “Company Bylaws”);

(e) a form of Articles of Conversion to be filed with the Secretary of State of the State of Nevada and to become effective upon the Conversion (the “Nevada Articles of Conversion”);

(f) a form of Certificate of Conversion to be filed with the Secretary of State of the State of Delaware and to become effective upon the Conversion (the “Delaware Certificate of Conversion”),

(g) a copy of the Warrant Agreement, dated October 5, 2021, between Continental Stock Transfer & Trust Company (“Continental”) and Avalon (the “Avalon Warrant Agreement”);

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(h) a form of Assignment, Assumption and Amendment to Warrant Agreement by and among BCG, Avalon and Continental (the “Warrant Assumption Agreement”);

(i) a certificate of designation fixing the relative rights and preferences of the Company Series A Preferred Stock to be filed with the Secretary of State of the State of Nevada and to become effective upon the Conversion (the “Certificate of Designation”);

(j) resolutions of the board of directors of the Company; and

(k) such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies, and the veracity of the Documents. For the purposes of the opinions set forth below, we have also assumed that (i) in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance and (ii) before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Business Combination Agreement will have been satisfied or duly waived.

We have also assumed that (i) prior to effecting the Conversion, the Registration Statement will have become effective under the Act and (ii) prior to the assumption of the Avalon Warrants, (A) the Nevada Articles of Conversion, the Company Charter and the Certificate of Designation will be duly executed and thereafter be duly filed with the Secretary of State of the State of Nevada in accordance with Nevada law, no other certificate or document has been, or prior to the filing of the Nevada Articles of Conversion, the Company Charter and the Certificate of Designation, will be, filed by or in respect of the Company with the Secretary of State of the State of Nevada and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Nevada Articles of Conversion, the Company Charter and the Certificate of Designation; (B) the Delaware Certificate of Conversion will be duly executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Delaware law and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Delaware Certificate of Conversion; (C) the Company Bylaws will become effective upon the Conversion; (D) the parties to the Warrant Assumption Agreement shall have duly executed and validly entered into such agreement; (E) the Registration Statement will have become effective under the Act; and (F) the Conversion shall have been consummated.

As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued, delivered and paid for in accordance with the terms of the Business Combination Agreement, such Shares will be validly issued, fully paid and non-assessable.

2. Upon the exercise by the holders of the Company Warrants and the payment of the exercise price for the Company Warrants pursuant to and in accordance with the terms of the Warrant Agreement and the Warrant Assumption Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

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3. Following the Series A Preferred Stock Conversion Date and the optional conversion by the holders of Shares of Series A Preferred Stock into Shares of Class A Common Stock, such Shares of Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada which are currently in effect. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

Various issues pertaining to validity and enforceability of the Company Warrants are addressed in the opinion of Haynes and Boone, LLP, counsel to the Company. We express no opinion herein with respect to those matters, and to the extent elements of that opinion are necessary to the conclusions expressed herein, we have assumed such matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus composing part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/S/ GREENBERG TRAURIG, LLP
GREENBERG TRAURIG, LLP